Principal Amount:  $40,000.00

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, PMX Communities, Inc., a Nevada Corporation (or its successor or assigns) promises to pay to the order of Mark B. Goldstein, at such address as may be designated in writing by the holder of this Note, the principal sum of Forty Thousand Dollars ($40,000.00) in U.S. currency. The entire amount of principal with eight percent (8%) interest per annum shall become due and payable two years (720 days) from date of issue.

The undersigned and its successors and assigns, hereby waives presentment and demand for payment, diligence, notice of dishonor, protest and notice of protest of this Note, and any defense by reason of an extension of time for payment or other indulgence. Failure of the holder to assert any right herein shall not be deemed to be a waiver thereof.

In the event that the company elects to prepay this note (whether in full or in part), the company will be obligated to pay a minimum of one
(1) years interest to the holder of this note. At the option of the note holder, any prepayment of said principal plus interest may be in the form of cash or common stock of PMX Communities, Inc. at a discounted price of fifty (50%) percent of the average closing bid price of the stock on the preceding 30 days of trading.

If the company does not prepay this note in its entirety, the holder will have the option to convert the debt due from this note into common stock of PMX Communities, Inc., according to the following schedule and terms:

i) After 180 days the holder of this note may elect to convert 25% of the principal plus accrued interest into common stock of PMX Communities, Inc. at a discounted price of fifty (50%) percent of the closing bid price of the stock on the preceding 30 days of trading. This conversion offer is only extended to the note holder for any portion of the initial 25% of debt not prepaid or satisfied by the company. Conversion must be requested in writing to the Company's address and be postmarked no later than 21 days after the 180th day anniversary of this note, and this provision will only apply to any portion of the first 25% of the balance due that has not been prepaid by the Company by the 180th day anniversary of the note.

If after the 180 day anniversary of this note the company is not trading on an exchange, the first conversion window will extend until such time as the company is trading on an exchange. Conversion must be requested in writing to the Company's address and be postmarked no later than 21 days after a news release is issued by the company confirming the trading status on an exchange postmarked no later than 21 days after a news release is issued by the company confirming the trading status on an exchange.

ii) After 360 days, the holder of this note may elect to convert up to 50% of the original principal plus accrued interest into common stock of PMX Communities, Inc. at a discounted price of fifty (50%) percent of the average closing bid price of the stock on the preceding 30 days of trading. This conversion offer is only extended to the note holder for any portion of the initial 50% of debt not prepaid or previously satisfied by the Company. Conversion must be requested in writing to the Company's address and be postmarked no later than 21 days after the 360th day anniversary of this note, and this provision will only apply to any portion of the first 50% of the balance due that has not been prepaid or satisfied by the Company by the 360th day anniversary of the note.

iii) After 540 days, the holder of this note may elect to convert up to 75% of the original principal plus accrued interest into common stock of PMX Communities, Inc. at a discounted price of fifty (50%) percent of the average closing bid price of the stock on the preceding 30 days of trading. This conversion offer is only extended to the note holder for any portion of the initial 75% of debt not prepaid or previously satisfied by the Company. Conversion must be requested in writing to the Company's address and be postmarked no later than 21 days after the 540th day anniversary of this note, and this provision will only apply to any portion of the first 75% of the balance due that has not bee prepaid or satisfied by the Company by the 360th day anniversary of the note.

iv) After 720 days, the holder of this note may elect to convert any remaining principal plus accrued interest into common stock of PMX Communities, Inc. at a discounted price of fifty (50%) percent of the average closing bid price of the stock on the preceding 30 days of trading. Conversion must be requested in writing to the Company's address and be postmarked no later than 21 days prior to the 540th day anniversary of this note.

Signed this 13th day of February, 2009

PMX Communities, Inc.

By  /s/Dennis Carrasquillo
    ----------------------
    Its: President